 Exhibit 99.1

INCOME FUND

EIGHT A L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2008

ICON Income Fund Eight A L.P.

- Second Quarter 2008 Portfolio Overview -

Dear Fellow Partner of ICON Income Fund Eight A L.P.:

We are pleased to present this Portfolio Overview for ICON Income Fund Eight A L.P. (the “Fund”) for the second quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on September 23, 1998 through the closing of the offering on May 17, 2000.

During the reporting period, we continued to operate in our liquidation period, during which time our assets continued to be sold in the ordinary course of business.  As we sell our assets, both rental income and finance income will decrease over time, as will expenses related to our assets such as depreciation and amortization expense.  Additionally, interest expense should decrease as we reach the expiration of the leases that were financed and the debt is repaid by the lender.  As leased equipment is sold, we will experience both gains and losses on these sales.  We will continue to liquidate our assets during this period and we expect to see a reduction in revenue and expenses accordingly.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  As of June 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
Manufacturing equipment subject to a 36-month lease with Playcore Wisconsin, Inc.  The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions.  The purchase price of the equipment was approximately $4,040,000 and the lease is scheduled to expire on December 31, 2008.

•
An 8% interest in a joint venture that purchased telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc.  We acquired our interest for approximately $2,000,000 and the lease is scheduled to expire on March 31, 2010.

•	A 25% interest in the residual value of the Cecil Provine, a mobile offshore drilling rig, which is on charter with Rowan Companies, Inc. We paid approximately $1,997,000 to acquire this interest.

Transactions with Related Parties

Prior to April 1, 2006 and in accordance with the terms of our Amended and Restated Agreement of Limited Partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of our acquisition transactions.  In addition, our General Partner was reimbursed for certain administrative expenses incurred in connection with our operations.

Our General Partner performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner that are necessary to the Partnership’s operations.  These costs include our General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective April 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner totaling $9,283 for the six months ended June 30, 2008.  Our General Partner’s interest in our net (loss) income for the three months ended June 30, 2008 and 2007 was $(513) and $25,922, respectively.  Our General Partner’s interest in our net (loss) income for the six months ended June 30, 2008 and 2007 was $(2,849) and $28,233, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., General Partner

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

Assets
	June 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$166,573	$604,745
Net investment in finance lease	970,715	1,555,657

Total current assets	1,137,288	2,160,402

Non-current assets
Investments in joint ventures	3,162,526	3,346,186
Other non-current assets, net	168,817	168,127

Total non-current assets	3,331,343	3,514,313

Total Assets	$4,468,631	$5,674,715

Liabilities and Partners' Equity

Current liabilities
Accrued expenses and other current liabilities	$175,018	$163,804

Total current liabilities	175,018	163,804

Total Liabilities	175,018	163,804

Partners' equity
General Partner	(604,988)	(592,856)
Limited Partners	4,898,601	6,103,767

Total Partners' Equity	4,293,613	5,510,911

Total Liabilities and Partners' Equity	$4,468,631	$5,674,715

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Rental income	$-	$160,092	$-	$1,969,156
Finance income	35,456	88,897	85,058	192,306
Income from investments in joint ventures	52,704	52,928	107,767	106,921
Net gain on sales of equipment	-	2,460,629	-	1,548,969
Interest and other income	674	9,917	1,641	11,212

Total revenue	88,834	2,772,463	194,466	3,828,564

Expenses:
Depreciation and amortization	-	13,711	-	567,642
Interest	-	71,236	-	180,474
General and administrative	140,112	95,273	479,362	244,747

Total expenses	140,112	180,220	479,362	992,863

(Loss) income before minority interest	(51,278)	2,592,243	(284,896)	2,835,701

Minority interest	-	-	-	13,393

Net (loss) income	$(51,278)	$2,592,243	$(284,896)	$2,822,308

Net (loss) income allocable to:
Limited Partners	$(50,765)	$2,566,321	$(282,047)	$2,794,085
General Partner	(513)	25,922	(2,849)	28,223

	$(51,278)	$2,592,243	$(284,896)	$2,822,308

Weighted average number of limited partnership
units outstanding	735,092	735,232	735,150	735,232

Net (loss) income per weighted average
limited partnership unit	$(0.07)	$3.49	$(0.38)	$3.80

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, December 31, 2007	735,232	$6,103,767	$(592,856)	$5,510,911

Net loss	-	(231,282)	(2,336)	(233,618)
Limited partnership units redeemed	(140)	(4,177)	-	(4,177)
Cash distributions to partners	-	(459,520)	(4,642)	(464,162)

Period ended March 31, 2008 (unaudited)	735,092	$5,408,788	$(599,834)	$4,808,954

Net loss	-	(50,765)	(513)	(51,278)
Cash distributions to partners	-	(459,422)	(4,641)	(464,063)

Period ended June 30, 2008 (unaudited)	735,092	$4,898,601	$(604,988)	$4,293,613

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(284,896)	$2,822,308
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	-	(1,969,156)
Finance income	(85,058)	(192,306)
Net gain on sales of equipment	-	(1,701,897)
Income from investments in joint ventures	(107,767)	(106,921)
Depreciation and amortization	-	567,642
Interest expense on non-recourse financing paid directly
to lenders by lessees	-	180,474
Minority interest	-	13,393
Changes in operating assets and liabilities:
Collection of finance lease	670,000	866,319
Other assets	(690)	(16,956)
Due from affiliates	-	(137,664)
Accrued expenses and other current liabilities	11,214	43,963
Distributions received from joint ventures	107,767	107,699

Net cash provided by operating activities	310,570	476,898

Cash flows from investing activities:
Proceeds from sales of equipment	-	9,518,116
Distributions received from joint ventures	183,660	186,259

Net cash provided by investing activities	183,660	9,704,375

Cash flows from financing activities:
Cash distributions to partners	(928,225)	(4,315,471)
Distributions paid to minority interest holders	-	(426,000)
Redemption of limited partnership units	(4,177)	-

Net cash used in financing activities	(932,402)	(4,741,471)

Net (decrease) increase in cash and cash equivalents	(438,172)	5,439,802
Cash and cash equivalents, beginning of the period	604,745	283,188

Cash and cash equivalents, end of the period	$166,573	$5,722,990

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$18,688

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$-	$7,154,362

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.